Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

We consent to the incorporation by reference in the registration statements of Old Republic International Corporation on Form S-8(File Nos. 33-38528, 33-49646, 2-80883 and 33-52069) and on Form S-3(File Nos. 33-49864, 33-54104 and
333-43311) of our report dated March 18, 1998 on our audits of the consolidated financial statements of Old Republic International Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports is included in this Annual Report on Form 10-K.


                                               /s/ Coopers & Lybrand, L.L.P.


Chicago, Illinois
March 23, 1998